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                                                                        EXHBIT 5

                 [LETTERHEAD OF CHART HOUSE ENTERPRISES, INC.]


                               January 16, 1998



Chart House Enterprises, Inc.
115 South Acacia Avenue
Solana Beach, California 92075

     Re:   Chart House Enterprises, Inc.
           Registration Statement on Form S-3
           ----------------------------------

Ladies and Gentlemen:

          As the Vice President-Legal Affairs and General Counsel of Chart
House Enterprises, Inc., a Delaware corporation (the "Company"), I have represented the Company in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the sale and transfer of up to 4,877,575 shares (the "Shares") of common stock, par value $.01 per share, of the Company by certain stockholders of the company (the "Selling Stockholders").

          In rendering this opinion, I have examined a copy of the Registration Statement. I have also examined and relied upon originals, or copies of originals certified to my satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied myself as to such matters of fact, as I have considered relevant and necessary as a basis for this opinion. I have assumed the authenticity of all documents submitted to me as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to me for my examination.

          Based on the foregoing, I am of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

          2.   The Shares are legally issued, fully paid and nonassessable.

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Chart House Enterprises, Inc.
January 16, 1998
Page 2


          I do not find it necessary for the purposes of this opinion to cover, and accordingly I express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale and transfer of the Shares.

          This opinion is limited to the General Corporation Law of the State of Delaware.

          I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to me in or made a part of the Registration Statement.


                                       Very truly yours,

                                       /s/ RICHARD D. TIPTON

                                       Richard D. Tipton
                                       Vice President -- Legal Affairs
                                       and General Counsel